UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Walgreens Boots Alliance, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	47-1758322
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

108 Wilmot Road Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
2.125% Walgreens Boots Alliance, Inc. notes due 2026	The Nasdaq Stock Market LLC
2.875% Walgreens Boots Alliance, Inc. notes due 2020	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby consist of: 2.125% notes due 2026 of Walgreens Boots Alliance, Inc., a Delaware corporation (“WBA”), 2.875% notes due 2020 of WBA, and 3.600% notes due 2025 of WBA (collectively, the “Notes”), each issued pursuant to the indenture dated as of November 18, 2014 between WBA and Wells Fargo Bank, National Association, as trustee, (the “Indenture”). The form of each series of Notes are incorporated by reference to Exhibits 4.2, 4.3 and 4.4, respectively, hereto.

WBA hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated November 3, 2014 under “Description of Securities” and in the Prospectus Supplement dated November 10, 2014, under “Description of the Notes,” filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2014 under Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (No. 333–198773), as amended, previously filed with the Commission under the Act.

Item 2.	Exhibits.

4.1.	Indenture between Walgreens Boots Alliance, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Walgreen Co.’s Current Report on Form 8-K filed on November 18, 2014, Exhibit 4.1).

4.2.	Form of 2.875% Walgreens Boots Alliance, Inc. notes due 2020 (incorporated by reference to Walgreen Co.’s Current Report on Form 8-K filed on November 20, 2014, Exhibit 4.2).

4.3.	Form of 3.600% Walgreens Boots Alliance, Inc. notes due 2025 (incorporated by reference to Walgreen Co.’s Current Report on Form 8-K filed on November 20, 2014, Exhibit 4.3).

4.4.	Form of 2.125% Walgreens Boots Alliance, Inc. notes due 2026 (incorporated by reference to Walgreen Co.’s Current Report on Form 8-K filed on November 20, 2014, Exhibit 4.4).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Walgreens Boots Alliance, Inc.

Date: December 21, 2018	By:	/s/ Joseph B. Amsbary, Jr.
	Name:	Joseph B. Amsbary, Jr.
	Title:	Vice President and Corporate Secretary